   As filed with the Securities and Exchange Commission on February 13, 1996
                    Registration No. 33-__________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              MYCOGEN CORPORATION
       -----------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


              California                                   95-3802654
------------------------------------------            -------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)


5501 Oberlin Drive,  San Diego, California                    92121
------------------------------------------                ------------
 (Address of principal executive offices)                  (Zip Code)


                            1992 STOCK OPTION PLAN
                            ----------------------
                        RESTRICTED STOCK ISSUANCE PLAN
                        ------------------------------
                           (Full title of the plans)


                                CARLTON J. EIBL
               President, Chief Operating Officer and Secretary
               5501 Oberlin Drive,  San Diego, California  92121
             ----------------------------------------------------
                    (Name and address of agent for service)


                                 619-453-8030
                                --------------
         (Telephone number, including area code, of agent for service)

                     ------------------------------------

        This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission,
         and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                     ------------------------------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of securities          Amount to be         Proposed maximum            Proposed maximum            Amount of
to be registered              registered      offering price per share    aggregate offering price     registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                1,000,000 (1)            $16.00 (2)               $16,000,000 (2)            $5,517.24
$.001 par value
(1992 Stock Option Plan)

Common Stock                   150,000 (1)            $16.00 (2)               $ 2,400,000 (2)            $  827.58
$.001 par value
(Restricted Stock Issuance Plan)

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Restricted Stock Issuance Plan or the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under rule 457 (h) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of Mycogen Corporation on February 9, 1996, as reported on the NASDAQ National Market System.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The contents of (i) the Registration Statement filed by Mycogen Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") for registration of shares to be issuable under the Company's Restricted Stock Issuance Plan on May 3, 1991, as Registration No. 33-40349 (the "Restricted Stock Issuance Plan First Registration Statement"); (ii) the Registration Statement filed by the Company for registration of shares to be issuable under the Company's 1992 Stock Option Plan on December 9, 1992, with the Commission as Registration No. 33-55508 (the "1992 Stock Option Plan First Registration Statement"); (iii) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, filed by the Company on November 3, 1995; (iv) the Company's Form 8-K filed by the Company on November 27, 1995; and (v) the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1995, filed by the Company on January 16, 1996, are hereby incorporated by reference.



                                   THE PLANS

     The Company registered 3,541,047 shares of Common Stock issuable pursuant to its 1992 Stock Option Plan (the "1992 Stock Option Plan") by means of the 1992 Stock Option Plan First Registration Statement. The Company registered 150,000 shares of Common Stock issuable pursuant to its Restricted Stock Issuance Plan (the "Restricted Stock Issuance Plan") by means of the Restricted Stock Issuance Plan First Registration Statement. This Registration Statement will register an additional 1,000,000 shares of Common Stock issuable pursuant to the 1992 Stock Option Plan and an additional 150,000 shares of Common Stock issuable pursuant to the Restricted Stock Issuance Plan, as authorized by the Company's shareholders at the Company's Annual Shareholders Meeting held on April 21, 1995.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of February, 1996.

                                    MYCOGEN CORPORATION

Date:  February 9, 1996             By  /s/ Jerry Caulder
       ----------------                 ---------------------------
                                        Jerry Caulder, Chairman and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    /s/ Jerry Caulder      Chairman, Chief Executive
------------------------   Officer and Director (Principal      February 9, 1996
     (Jerry Caulder)       Executive Officer)



  /s/ James A. Baumker
------------------------   Director                             February 9, 1996
   (Thomas J. Cable*)


  /s/ James A. Baumker
------------------------   Director                             February 9, 1996
   (George R. Hill*)


  /s/ James A. Baumker
------------------------   Director                             February 9, 1996
  (Kenneth H. Hopping)


  /s/ James A. Baumker
------------------------   Director                             February 9, 1996
   (David H. Rammler*)


  /s/ James A. Baumker
------------------------   Director                             February 9, 1996
  (A. John Speziale*)


  /s/ James A. Baumker     Vice President and Chief
------------------------   Financial Officer (Principal         February 9, 1996
   (James A. Baumker)      Financial and Accounting Officer)


*  By James A. Baumker under power of attorney.

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit
------         -------

  5            Opinion and Consent of Carlton J. Eibl, Esq.

 10.1          1992 Stock Option Plan (as amended February 1, 1995)

 10.2          Restricted Stock Issuance Plan (as amended February 1, 1995.)

 23            Consent of Ernst & Young LLP, Independent Auditors

 24            Power of Attorney